CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 11, 2010 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Bancolombia S.A.'s Annual Report on Form 20-F for the year ended December 31, 2009.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Ltda.
PricewaterhouseCoopers Ltda.
Medellin, Colombia
July 12, 2010